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PRICEWATERHOUSECOOPERS [LOGO]

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                                                   PRICEWATERHOUSECOOPERS LLP
                                                   One Post Office Square
                                                   Boston MA 02109
                                                   Telephone (617) 478 5000
                                                   Facsimile (617) 478 5900


                                                   EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement of Protective Investment Company (the "Company") on Form N-1A (File No. 33-71592) of our report dated February 12, 1999 on our audit of the financial statements and financial highlights of the Company, which report is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                       /s/ PriceWaterhouseCoopers LLP
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                                           PriceWaterhouseCoopers LLP

Boston, Massachusetts
April 27, 1999